Exhibit 10.1

December 9, 2002

Dear Avi:

Reference is made to the Employment Agreement between Toy Biz, Inc., now known as Marvel Enterprises, Inc. ("Marvel") and you ("Executive") dated as of September 30, 1998, as amended by a letter agreement dated January 3, 2001 (the "Employment Agreement"). All terms defined in the Employment Agreement shall have the same meaning herein as set forth therein.

In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Marvel and Executive hereby agree that the Employment Agreement is amended, effective as of the date hereof, in the following respects.

1. The Term is hereby amended by extending the expiration date from December 31, 2002 to December 31, 2004.

2. Executive shall receive a bonus for 2002 equal to 50% of Executive's salary.

3. Section 3.2 of the Agreement ("Bonus") is hereby amended by adding the following sentence at the end of the section: "Executive's target bonus amount shall be $250,000."

4. Section 12 of the Agreement ("Royalties Under Master License") is hereby amended by replacing "$650,000 per year" (Marvel's royalty obligation to Executive for Marvel products for which the Executive is the inventor of record) with "$850,000 per year."

5. Schedule II, Additional Benefits, shall be amended by eliminating Item 4 thereof (concerning a $75,000 special bonus, also known as Executive's car allowance).

6. The amount you will receive as producer on all new movie deals will be 50% of the entire producer fee but not less than $350,000. The producer fee on all existing movie deals will remain unchanged.

Except as otherwise expressly provided above, the terms and conditions of the Employment Agreement shall remain in full force and effect.

If the foregoing accurately represents your understanding of our agreement, please indicate by signing in the applicable place below.


Very truly yours,

/s/
-------------------
Allen S. Lipson




ACCEPTED AND AGREED

/s/
----------------------------
Avi Arad